CARRIAGE SERVICES ANNOUNCES THIRD QUARTER 2017 RESULTS AND
RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – October 25, 2017 – Carriage Services, Inc. (NYSE: CSV) today announced results for the third quarter ended September 30, 2017.
Mel Payne, Chief Executive Officer, stated, “The third quarter marked a challenging time for our company and many of the communities we serve as Hurricanes Harvey and Irma swept across southern Texas and Florida. What we witnessed over the past few months was the remarkable and inspiring CAN DO SPIRIT of the affected communities whose leadership at all levels including federal, state and local showed the country strength and resilience at its best under difficult circumstances. I want to especially express my heartfelt appreciation and gratitude to all the employees in our home office support center and operating businesses that were affected, some of whom suffered personal devastation in their homes but all of whom demonstrated what Carriage’s High Performance Culture is all about during the storms and historic floods by continuing to serve their client families and local communities.
Remarkably, our home office support teams and systems continued to remain online serving our businesses throughout the crisis, a qualitative testimonial to our Mission of Being The Best. I want to take this opportunity on behalf of our senior leadership and Board to publicly thank all of the members of the Carriage Family of businesses and the many friends of our Carriage Family who reached out with their thoughts, prayers, sympathies and offers of support.
Third quarter highlights are shown below:
Three Months Ended September 30, 2017 compared to Three Months Ended September 30, 2016

•	Record Total Revenue of $61.1 million, an increase of 1.5%;

•	Net Income of $3.0 million, a decrease of 46.5%;

•	GAAP Diluted Earnings Per Share of $0.17, a decrease of 48.5%;

•	Total Field EBITDA of $23.0 million, a decrease of 5.9%;

•	Total Field EBITDA Margin down 300 basis points to 37.7%;

•	Adjusted Consolidated EBITDA of $14.1 million, a decrease of 17.4%;

•	Adjusted Consolidated EBITDA Margin down 540 basis points to 23.1%;

•	Adjusted Net Income of $4.4 million, a decrease of 41.1%; and

•	Adjusted Diluted Earnings Per Share of $0.25, a decrease of 41.9%.
Nine Months Ended September 30, 2017 compared to Nine Months Ended September 30, 2016

•	Record Total Revenue of $193.1 million, an increase of 4.2%;

•	Net Income of $14.5 million, a decrease of 6.0%;

•	GAAP Diluted Earnings Per Share of $0.81, a decrease of 11.0%;

•	Record Total Field EBITDA of $77.8 million, an increase of .7%;

•	Total Field EBITDA Margin down 140 basis points to 40.3%;

•	Adjusted Consolidated EBITDA of $51.2 million, a decrease of 6.5%;

•	Adjusted Consolidated EBITDA Margin down 310 basis points to 26.5%;

•	Adjusted Net Income of $18.0 million, a decrease of 17.2%; and

•	Adjusted Diluted Earnings Per Share of $1.00, a decrease of 21.9%.

Our third quarter and year to date operating and financial results have been disappointing as year to date Adjusted Diluted Earnings Per Share declined 21.9% to $1.00, Adjusted Consolidated EBITDA declined 6.5% to $51.2 million and Adjusted Consolidated EBITDA Margin declined 310 basis points to 26.5% from the historically high company and industry milestone levels in 2016. The decline in our results can be attributed to weak cemetery preneed sales, lower Field EBITDA Margins of funeral home acquisitions made in 2016 not yet integrated under our Standards Operating Model, and a decrease in Non-GAAP add backs due to our simplified reporting that aligns more closely with GAAP. Additionally, a favorable tax benefit in 2016 and an increase in diluted share count in 2017 (varies by quarter based on average share price for each period) from our outstanding Convertible Notes negatively impacted our year to date Diluted EPS by $0.13 compared to last year.
Beginning with my 2015 shareholder letter, continuing with our four quarterly earnings press releases from 2016 and concluding with my 2016 shareholder letter, I provided a comprehensive amount of in-depth data that was supported by explanations of Carriage’s High Performance Culture Framework whose effective execution drives long-term value creation. In particular, I described the operational discipline related to our innovative Standards Operating Model that since 2011 has successfully driven and sustained both short and long-term revenue growth at sustainable Field EBITDA Margins. Moreover, I explained the importance of leadership versus management (First Who!) in our decentralized organizational structure, the goal of which is to grow revenue from gradual increases over time in our same store funeral contracts and preneed cemetery property sales. My efforts to explain and educate for a deeper understanding of our company by shareholders will continue selectively when it seems necessary or appropriate including in this release.
We have been encouraged year to date by the 0.9% growth in Same Store Funeral contract volume and 1.9% growth in Same Store Funeral revenue as there is broad evidence across our portfolio of local market share gains driven by our Managing Partners and their teams. On a comparative basis, adjusting for two small divestitures we made last year and the decision to end an unprofitable contract providing removal services for a local coroner in a major metropolitan market, our year to date Same Store Funeral contract volume and revenue have both increased 3.1% versus 2016, an enviable achievement within the industry given current secular trends in death rates and cremations.
The Funeral Market Share Standard in a new year compares the rolling twelve month number of funerals performed to the past three full calendar year average number of funerals performed. Standard Achievement is simply serving more families in the current year than the average of the last three. We have learned from experience that market share growth (volume without distinction between burial and cremation) is the key to achieving high and sustainable operating and financial results over a long period of time. Therefore, the Market Share Standard is the largest weighting in our Standards Operating Model at 30% of 100%. We have learned from mistakes and material market share losses within our funeral home portfolio in the past that focusing too heavily on maximizing short term profitability more often than not leads inevitably to losses in market share that are extremely difficult to reverse (refer to Ten Truths Of A Service Business on page 17 of my 2016 Shareholder Letter).
Revenue in our Acquisition Funeral portfolio increased 42.9% to $24.7 million, Acquisition Funeral Field EBITDA grew 30.5% to $9.5 million and Acquisition Funeral Field EBITDA Margin declined by 360 basis points to 38.5%, reversing an upward margin trend in our Acquisition Funeral Portfolio since 2011. The decline in Acquisition Funeral Field EBITDA Margin was due to the slower than expected integration of some of our 2016 acquisitions and a seasonally weak quarter this year. The remaining funeral home businesses that were acquired between 2013-2015 have grown year to date revenue by 2% and EBITDA by 4% because of an increase in Field EBITDA Margin of 80 basis points to 43.2%, consistent with the positive impact of the financial dynamic of operating leverage in a high fixed cost funeral home business. We fully expect to see improved margin performance of our high quality recent funeral business acquisitions in 2018 and thereafter.
The almost $1 million quarter over quarter decline in cemetery revenue performance was a result of a continuation of weak operating trends from the first half of the year, a $300,000 decline in preneed property sales at our cemeteries in Corpus Christi, TX and Ft. Lauderdale, FL due to Hurricanes Harvey and Irma, and the absence this year of approximately $400,000 of large private estate sales we had in the third quarter of last year.
Throughout the past two quarters, our operating teams have focused on making the necessary changes in our sales leadership and examining the preneed property sales programs at our underperforming cemetery businesses to ensure sales and margin performance return to our previous standard. While future operating performance will be the true test of success of these changes, we have seen progress across our cemetery portfolio and believe we will have positive operating momentum in our cemetery portfolio as we move into 2018.

Capital Allocation
I am pleased to announce we executed four signed letters of intent in the third quarter and plan to close all four businesses within the next 90 days. None of these businesses were among the three letters of intent mentioned on our second quarter conference call. Three of these businesses will be in large new strategic markets for Carriage including a new state and all of these markets have other high quality acquisition candidates. The four businesses under letters of intent will collectively add over 3000 funerals to our portfolio and each has a strong competitive standing and market share growth opportunity in its respective market.
We are excited by the level of relationship building activity with the top remaining independent businesses by the Corporate Development Team as evidenced by the fact that the four letters of intent recently executed are the most we ever executed in a quarter. The continued effectiveness of our Corporate Development Team in building a larger pipeline of high quality acquisition candidates reaffirms our favorable relative assessment of Carriage’s competitive positioning in the current industry landscape and confidence in our ability to execute our Strategic Acquisition Model at a high level over the course of the next several years.
We repurchased approximately 675,000 shares at an average purchase price of $24.28 in the third quarter and have now repurchased 2.6 million shares or approximately 14% of our shares outstanding since the end of the second quarter of 2015. Today our Board of Directors authorized an additional $15 million share repurchase program in addition to the $11 million still available under a previous authorization.
Additionally, our Board of Directors approved an increase of our annual dividend to $0.30 per share, an increase of 50% over our prior dividend, that will be payable on December 1st.
High Performance Heroes
The following are High Performance Hero Managing Partners leading us during the third quarter on our Good To Great Journey that never ends.

Frank Forastiere	Forastiere Funeral Homes; Springfield, MA
Sue Keenan	Byron Keenan Funeral Home & Cremation; Springfield, MA
Ken Duffy	John E. Day Funeral Home; Red Bank, NJ
Todd Muller	Muller-Thompson Funeral Chapel & Cremation Services; Naples, FL
Rohaema Smith	Baird-Case Funeral Home & Cremation Service; Tamarac, FL
Randy Valentine*	Dieterle Memorial Home & Cremation Ceremonies; Montgomery, IL
Jeff Moore	Sterling-White Funeral Home; Crosby, TX
Andy Shemwell*	Maddux-Fuqua-Hinton Funeral Homes; Hopkinsville, KY
Joseph Newkirk*	Wilson & Kratzer Mortuaries; Richmond, CA
Alan Kerrick	Dakan Funeral Chapel; Caldwell, ID
Ken Summers	P.L. Fry & Son Funeral Home; Manteca, CA

* Notes High Performance Heroes from First or Second Quarter 2017.

Our country, the communities we serve and too many of our amazing employees have had to endure and persevere through tremendously difficult circumstances related to natural disasters and other tragedies this past quarter. We couldn’t be more proud of the resiliency and grit that has been shown by our employee teams throughout this challenging period, and for that reason, I would like to acknowledge all our Carriage employees at the following businesses as Carriage’s Super High Performance Heroes for the third quarter.

Baird-Case Funeral Home; Ft Lauderdale, FL	Oaklawn Memorial Gardens; Titusville, FL
Baird-Case Funeral Home; Tamarac, FL	Stanfill Funeral Home; Miami, FL
Conrad & Thompson Funeral Home; Kissimmee, FL	Sunset Memorial Gardens; Ft Lauderdale, FL
Evergreen Cemetery; Ft Lauderdale, FL	Allison Funeral Home; Liberty, TX
Fuller Funeral-Cremation Service; Naples, FL	Crespo & Jirrels; Baytown, TX
Harvey-Engelhardt Funeral & Cremation; Fort Meyer, FL	Cypress-Fairbanks Funeral Home; Houston, TX
Fuller Metz Cremation & Funeral Services; Cape Coral, FL	Bradshaw-Carter Memorial & Funeral Services; Houston, TX
Lakeland Funeral Home & Memorial Gardens; Lakeland, FL	Seaside Funeral Home & Memorial Park; Corpus Christi, TX
Lauderdale Memorial Park; Ft Lauderdale, FL	Rose Hill Memorial Park; Corpus Christi, TX
Muller-Thompson Funeral Chapel; Naples, FL	Schmidt Funeral Homes; Katy, TX
North Brevard Funeral Home; Titusville, FL	Bunkers Mortuaries; Las Vegas, NV
Ten Year Vision, Five Year Strategy, One Year Plan
Despite our disappointing performance thus far in 2017, there is nothing but optimism among our leadership at all levels of the company about the bright prospects for the future related to our Ten Year Vision and Five Year Strategy. We are only in the first year of the second five year timeframe of Carriage’s Good To Great Journey that never ends, a year that brought challenges but also creative and dynamic change to our company that has seeded continuous improvement in areas that will be engines of growth and profitability over the next five years. Like night follows day, long-term value creation produced by effective execution of all elements of Carriage’s High Performance Culture Framework will continue over time to benefit our shareholders,” concluded Mr. Payne.
TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

9 months ended 09/30/2017	8.6%	8.1%	14.2%	7.0%	9.2%
1 year ended 12/31/2016	19.7%	18.3%	12.0%	17.6%	15.9%
2 years ended 12/31/2016	16.0%	15.1%	13.5%	12.0%	12.4%
3 years ended 12/31/2016	25.7%	24.2%	28.9%	14.8%	19.0%
4 years ended 12/31/2016	43.6%	41.2%	70.6%	23.4%	37.6%
5 years ended 12/31/2016	72.8%	65.4%	97.8%	42.6%	59.2%

(1) Investment performance includes realized income and unrealized appreciation.
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of September 30, 2017 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$11,465	6%	$27,191	12%
Equities	65,443	32%	67,873	29%
Fixed Income	120,535	60%	132,016	57%
Other/Insurance	3,226	2%	3,419	2%
Total Portfolios	$200,669	100%	$230,499	100%
For the nine months ended September 30, 2017, Carriage’s discretionary trust funds returned 8.6% versus 9.2% for the 70/30 index benchmark. The performance of our preneed trust fund portfolio during the year has been in line with our expectations and has reflected no significant change in our overall portfolio strategy.
ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and nine months ended September 30, 2017 of $9.4 million and $24.9 million, respectively, compared to Adjusted Free Cash Flow from operations of $9.3 million and $34.7 million for the corresponding periods in 2016. The year over year decrease in Adjusted Free Cash Flow was due to weak operating performance, the reduction of Non-GAAP “cash items” and timing and amount of certain severance, incentive and federal tax payments during the first half of 2017.
A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and nine months ended September 30, 2017 and 2016 is as follows (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2016	2017	2016	2017
Cash Flow Provided by Operations	$9,854	$10,579	$34,840	$30,825
Cash Used for Maintenance Capital Expenditures	(1,790)	(1,620)	(5,163)	(6,322)
Free Cash Flow	$8,064	$8,959	$29,677	$24,503

Plus: Incremental Special Items:
Acquisition and Divestiture Expenses	—	—	516	—
Severance Costs	1,220	—	3,979	—
Consulting Fees	—	—	496	—
Natural Disaster Costs	—	398	—	398
Adjusted Free Cash Flow	$9,284	$9,357	$34,668	$24,901
ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending September 30, 2018 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which together with our Five Year Trend Report provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long-term investors.
In light of current operating trends and acquisitions expected to close in the next 90 days, we are raising our Rolling Four Quarter Outlook of Adjusted Diluted Earnings Per Share by $0.08 to a range of $1.73 - $1.77 for the period ending September 30, 2018.

ROLLING FOUR QUARTER OUTLOOK – Period Ending September 30, 2018

Range (in millions, except per share amounts)
Revenues	$273 - $277
Adjusted Consolidated EBITDA	$79 - $83
Adjusted Net Income	$30 - $32
Adjusted Basic Earnings Per Share	$1.85 - $1.89
Adjusted Diluted Earnings Per Share(1)	$1.73 - $1.77
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income, Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share for the four quarter period ending September 30, 2018 are expected to improve relative to the trailing four quarter period ended September 30, 2017 due to increases in our existing Funeral Home and Cemetery operating portfolio.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, October 26, 2017 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-99303249) and ask for the Carriage Services conference call. A replay of the conference call will be available through October 30, 2017 and may be accessed by dialing 855-859-2056 (ID-99303249). The conference call will also be available at www.carriageservices.com.
For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2017	% Change	2016	2017	% Change

Same Store Contracts
Atneed Contracts	5,720	5,718	—%	17,885	18,041	0.9%
Preneed Contracts	1,321	1,375	4.1%	4,204	4,255	1.2%
Total Same Store Funeral Contracts	7,041	7,093	0.7%	22,089	22,296	0.9%
Acquisition Contracts
Atneed Contracts	790	989	25.2%	2,279	3,193	40.1%
Preneed Contracts	153	167	9.2%	419	597	42.5%
Total Acquisition Funeral Contracts	943	1,156	22.6%	2,698	3,790	40.5%
Total Funeral Contracts	7,984	8,249	3.3%	24,787	26,086	5.2%

Funeral Operating Revenue
Same Store Revenue	$37,094	$38,032	2.5%	$117,029	$119,310	1.9%
Acquisition Revenue	5,996	7,363	22.8%	17,303	24,727	42.9%
Total Funeral Operating Revenue	$43,090	$45,395	5.3%	$134,332	$144,037	7.2%

Cemetery Operating Revenue
Same Store Revenue	$11,467	$10,748	(6.3%)	$35,093	$33,522	(4.5%)
Acquisition Revenue	978	761	(22.2%)	2,312	2,370	2.5%
Total Cemetery Operating Revenue	$12,445	$11,509	(7.5%)	$37,405	$35,892	(4.0%)

Financial Revenue
Preneed Funeral Commission Income	$361	$315	(12.7%)	$1,138	$951	(16.4%)
Preneed Funeral Trust Earnings	1,732	1,618	(6.6%)	5,482	5,290	(3.5%)
Cemetery Trust Earnings	2,025	1,768	(12.7%)	5,622	5,512	(2.0%)
Preneed Cemetery Finance Charges	487	449	(7.8%)	1,357	1,381	1.8%
Total Financial Revenue	$4,605	$4,150	(9.9%)	$13,599	$13,134	(3.4%)
Total Revenue	$60,140	$61,054	1.5%	$185,336	$193,063	4.2%

Field EBITDA
Same Store Funeral Field EBITDA	$13,894	$13,938	0.3%	$45,119	$46,111	2.2%
Same Store Funeral Field EBITDA Margin	37.5%	36.6%	(90 bp)	38.6%	38.6%	0 bp
Acquisition Funeral Field EBITDA	2,431	2,419	(0.5%)	7,293	9,515	30.5%
Acquisition Funeral Field EBITDA Margin	40.5%	32.9%	(760 bp)	42.1%	38.5%	(360 bp)
Total Funeral Field EBITDA	$16,325	$16,357	0.2%	$52,412	$55,626	6.1%
Total Funeral Field EBITDA Margin	37.9%	36.0%	(190 bp)	39.0%	38.6%	(40 bp)

Same Store Cemetery Field EBITDA	$3,342	$2,649	(20.7%)	$11,283	$9,287	(17.7%)
Same Store Cemetery Field EBITDA Margin	29.1%	24.6%	(450 bp)	32.2%	27.7%	(450 bp)
Acquisition Cemetery Field EBITDA	479	200	(58.2%)	791	743	(6.1%)
Acquisition Cemetery Field EBITDA Margin	49.0%	26.3%	(2,270 bp)	34.2%	31.4%	(280 bp)
Total Cemetery Field EBITDA	$3,821	$2,849	(25.4%)	$12,074	$10,030	(16.9%)
Total Cemetery Field EBITDA Margin	30.7%	24.8%	(590 bp)	32.3%	27.9%	(440 bp)

Funeral Financial EBITDA	$1,876	$1,705	(9.1%)	$5,994	$5,535	(7.7%)
Cemetery Financial EBITDA	2,441	2,107	(13.7%)	6,764	6,612	(2.2%)
Total Financial EBITDA	$4,317	$3,812	(11.7%)	$12,758	$12,147	(4.8%)
Total Financial EBITDA Margin	93.7%	91.9%	(180 bp)	93.8%	92.5%	(130 bp)

Total Field EBITDA	$24,463	$23,018	(5.9%)	$77,244	$77,803	0.7%
Total Field EBITDA Margin	40.7%	37.7%	(300 bp)	41.7%	40.3%	(140 bp)

OPERATING AND FINANCIAL TREND REPORT
(in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2017	% Change	2016	2017	% Change

Overhead
Total Variable Overhead	$3,086	$3,057	(0.9%)	$10,672	$7,765	(27.2%)
Total Regional Fixed Overhead	940	995	5.9%	2,659	2,888	8.6%
Total Corporate Fixed Overhead	4,545	5,234	15.2%	14,118	16,347	15.8%
Total Overhead	$8,571	$9,286	8.3%	$27,449	$27,000	(1.6%)
Overhead as a Percentage of Revenue	14.3%	15.2%	90 bp	14.8%	14.0%	(80 bp)

Consolidated EBITDA	$15,892	$13,732	(13.6%)	$49,795	$50,803	2.0%
Consolidated EBITDA Margin	26.4%	22.5%	(390 bp)	26.9%	26.3%	(60 bp)

Other Expenses and Interest
Depreciation & Amortization	$3,807	$4,002	5.1%	$11,498	$11,874	3.3%
Non-Cash Stock Compensation	342	785	129.5%	2,306	2,394	3.8%
Interest Expense	2,903	3,282	13.1%	8,722	9,517	9.1%
Accretion of Discount on Convertible Subordinated Notes	981	1,097	11.8%	2,862	3,200	11.8%
Loss on Early Extinguishment of Debt	—	—		567	—
Other, Net	285	6		(20)	3
Pretax Income	$7,574	$4,560	(39.8%)	$23,860	$23,815	(0.2%)
Provision for Income Taxes	3,030	1,824		9,545	9,526
Tax Adjustment Related to Certain Discrete Items	(1,139)	(302)		(1,139)	(243)
Total Tax Provision	$1,891	$1,522		$8,406	$9,283
GAAP Net Income	$5,683	$3,038	(46.5%)	$15,454	$14,532	(6.0%)

Special Items, Net of Tax except for **
Acquisition and Divestiture Expenses	$—	$—		$336	$—
Severance and Retirement Costs	793	—		2,587	—
Consulting Fees	—	—		323	—
Accretion of Discount on Convertible Subordinated Notes **	981	1,097		2,862	3,200
Loss on Early Extinguishment of Debt	—	—		369	—
Gain on Sale of Assets	—	—		(198)	—
Natural Disaster Costs	—	259		—	259
Sum of Special Items, Net of Tax	$1,774	$1,356	(23.6%)	$6,279	$3,459	(44.9%)

Adjusted Net Income	$7,457	$4,394	(41.1%)	$21,733	$17,991	(17.2%)
Adjusted Net Profit Margin	12.4%	7.2%	(520 bp)	11.7%	9.3%	(240 bp)

Adjusted Basic Earnings Per Share	$0.45	$0.26	(42.2%)	$1.31	$1.08	(17.6%)
Adjusted Diluted Earnings Per Share	$0.43	$0.25	(41.9%)	$1.28	$1.00	(21.9%)

GAAP Basic Earnings Per Share	$0.34	$0.18	(47.1%)	$0.93	$0.87	(6.5%)
GAAP Diluted Earnings Per Share	$0.33	$0.17	(48.5%)	$0.91	$0.81	(11.0%)

Weighted Average Basic Shares Outstanding	16,529	16,476		16,502	16,575
Weighted Average Diluted Shares Outstanding	17,101	17,598		16,862	17,887

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$15,892	$13,732	(13.6%)	$49,795	$50,803	2.0%
Acquisition and Divestiture Expenses	—	—		516	—
Severance and Retirement Costs	1,220	—		3,979	—
Consulting Fees	—	—		496	—
Natural Disaster Costs	—	398		—	398
Adjusted Consolidated EBITDA	$17,112	$14,130	(17.4%)	$54,786	$51,201	(6.5%)
Adjusted Consolidated EBITDA Margin	28.5%	23.1%	(540 bp)	29.6%	26.5%	(310 bp)

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

		(unaudited)
	December 31, 2016	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,286	$759
Accounts receivable, net	18,860	18,821
Inventories	6,147	6,346
Prepaid expenses	2,640	1,355
Other current assets	2,034	764
Total current assets	32,967	28,045
Preneed cemetery trust investments	69,696	71,728
Preneed funeral trust investments	89,240	89,444
Preneed receivables, net	30,383	31,279
Receivables from preneed trusts	14,218	15,306
Property, plant and equipment, net	235,113	235,501
Cemetery property, net	76,119	76,961
Goodwill	275,487	275,487
Intangible and other non-current assets	14,957	14,616
Cemetery perpetual care trust investments	46,889	48,679
Total assets	$885,069	$887,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$13,267	$16,323
Accounts payable	10,198	6,686
Other liabilities	717	1,811
Accrued liabilities	20,091	15,294
Total current liabilities	44,273	40,114
Long-term debt, net of current portion	137,862	125,442
Revolving credit facility	66,542	74,550
Convertible subordinated notes due 2021	119,596	123,182
Obligations under capital leases, net of current portion	2,630	2,492
Deferred preneed cemetery revenue	54,631	55,275
Deferred preneed funeral revenue	33,198	34,652
Deferred tax liability	42,810	44,025
Other long-term liabilities	2,567	2,723
Deferred preneed cemetery receipts held in trust	69,696	71,728
Deferred preneed funeral receipts held in trust	89,240	89,444
Care trusts’ corpus	46,290	48,186
Total liabilities	709,335	711,813
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,490,855 and 22,609,120 shares issued at December 31, 2016 and September 30, 2017, respectively	225	226
Additional paid-in capital	215,064	216,396
Retained earnings	20,711	35,243
Treasury stock, at cost; 5,849,316 and 6,523,370 shares at December 31, 2016 and September 30, 2017, respectively	(60,266)	(76,632)
Total stockholders’ equity	175,734	175,233
Total liabilities and stockholders’ equity	$885,069	$887,046

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2017	2016	2017

Revenues:
Funeral	$45,183	$47,329	$140,952	$150,279
Cemetery	14,957	13,725	44,384	42,784
	60,140	61,054	185,336	193,063
Field costs and expenses:
Funeral	26,982	29,267	82,546	89,118
Cemetery	8,695	8,769	25,546	26,142
Depreciation and amortization	3,452	3,601	10,359	10,719
Regional and unallocated funeral and cemetery costs	2,783	3,937	8,547	9,845
	41,912	45,574	126,998	135,824
Gross profit	18,228	15,480	58,338	57,239
Corporate costs and expenses:
General, administrative and other	6,130	6,134	21,208	19,549
Home office depreciation and amortization	355	401	1,139	1,155
	6,485	6,535	22,347	20,704
Operating income	11,743	8,945	35,991	36,535
Interest expense	(2,903)	(3,282)	(8,722)	(9,517)
Accretion of discount on convertible subordinated notes	(981)	(1,097)	(2,862)	(3,200)
Loss on early extinguishment of debt	—	—	(567)	—
Other, net	(285)	(6)	20	(3)
Income before income taxes	7,574	4,560	23,860	23,815
Provision for income taxes	(3,030)	(1,824)	(9,545)	(9,526)
Tax adjustment related to certain discrete items	1,139	302	1,139	243
Total provision for income taxes	(1,891)	(1,522)	(8,406)	(9,283)
Net income	$5,683	$3,038	$15,454	$14,532

Basic earnings per common share:	$0.34	$0.18	$0.93	$0.87
Diluted earnings per common share:	$0.33	$0.17	$0.91	$0.81

Dividends declared per common share:	$0.050	$0.050	$0.100	$0.150

Weighted average number of common and common equivalent shares outstanding:
Basic	16,529	16,476	16,502	16,575
Diluted	17,101	17,598	16,962	17,887

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Nine Months Ended September 30,
	2016	2017
Cash flows from operating activities:
Net income	$15,454	$14,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,498	11,874
Provision for losses on accounts receivable	1,522	1,737
Stock-based compensation expense	2,645	2,394
Deferred income tax expense	3,618	1,215
Amortization of deferred financing costs	622	614
Accretion of discount on convertible subordinated notes	2,862	3,200
Loss on early extinguishment of debt	567	—
Net loss on sale and disposal of other assets	186	341
Impairment of intangible assets	145	—

Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(3,945)	(2,594)
Inventories and other current assets	682	2,356
Intangible and other non-current assets	386	340
Preneed funeral and cemetery trust investments	(4,828)	(5,114)
Accounts payable	(2,149)	(3,510)
Accrued and other liabilities	292	(2,790)
Deferred preneed funeral and cemetery revenue	742	2,098
Deferred preneed funeral and cemetery receipts held in trust	4,541	4,132
Net cash provided by operating activities	34,840	30,825

Cash flows from investing activities:
Acquisitions and land for new construction	(15,056)	(723)
Purchase of land and buildings previously leased	(6,258)	—
Net proceeds from the sale of other assets	955	405
Capital expenditures	(12,039)	(13,129)
Net cash used in investing activities	(32,398)	(13,447)

Cash flows from financing activities:
Borrowings from the revolving credit facility	45,500	75,100
Payments against the revolving credit facility	(74,800)	(67,300)
Borrowings from the term loan	39,063	—
Payments against the term loan	(8,438)	(8,438)
Payments on other long-term debt and obligations under capital leases	(987)	(1,084)
Payments on contingent consideration recorded at acquisition date	—	(101)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	686	1,296
Taxes paid on restricted stock vestings and exercise of non-qualified options	(560)	(509)
Dividends paid on common stock	(1,662)	(2,503)
Purchase of treasury stock	—	(16,366)
Payment of loan origination costs related to the credit facility	(717)	—
Excess tax deficiency of equity compensation	(207)	—
Net cash used in financing activities	(2,122)	(19,905)

Net increase (decrease) in cash and cash equivalents	320	(2,527)
Cash and cash equivalents at beginning of period	535	3,286
Cash and cash equivalents at end of period	$855	$759

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are taxed at the federal statutory rate of 35 percent for both the three and nine months ended September 30, 2016 and 2017, except for the accretion of the discount on the Convertible Notes as this is a non-tax deductible item.

•	Adjusted Net Income is defined as net income plus adjustments for Special Items and other non-recurring expenses or credits.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and non-recurring expenses or credits.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•
Funeral Field EBITDA is defined as Funeral Gross Profit, which is funeral revenue minus funeral field costs and expenses, less depreciation and amortization, regional and unallocated funeral costs and Funeral Financial EBITDA.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, which is cemetery revenue minus cemetery field costs and expenses, less depreciation and amortization, regional and unallocated cemetery costs and Cemetery Financial EBITDA.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three and nine months ended September 30, 2016 and 2017 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2016	2017	2016	2017
Net Income	$5,683	$3,038	$15,454	$14,532
Special Items, Net of Tax except for **
Acquisition and Divestiture Expenses	—	—	336	—
Severance and Retirement Costs	793	—	2,587	—
Consulting Fees	—	—	323	—
Accretion of Discount on Convertible Subordinated Notes **	981	1,097	2,862	3,200
Loss on Early Extinguishment of Debt	—	—	369	—
Gain on Sale of Assets	—	—	(198)	—
Natural Disaster Costs	—	259	—	259
Total Special Items affecting Net Income	$1,774	$1,356	$6,279	$3,459
Adjusted Net Income	$7,457	$4,394	$21,733	$17,991
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and nine months ended September 30, 2016 and 2017 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2016	2017	2016	2017
Net Income	$5,683	$3,038	$15,454	$14,532
Total Tax Provision	1,891	1,522	8,406	9,283
Pretax Income	$7,574	$4,560	$23,860	$23,815
Interest Expense	2,903	3,282	8,722	9,517
Accretion of Discount on Convertible Subordinated Notes	981	1,097	2,862	3,200
Loss on Early Extinguishment of Debt	—	—	567	—
Non-Cash Stock Compensation	342	785	2,306	2,394
Depreciation & Amortization	3,807	4,002	11,498	11,874
Other, Net	285	6	(20)	3
Consolidated EBITDA	$15,892	$13,732	$49,795	$50,803
Adjusted For:
Acquisition and Divestiture Expenses	—	—	516	—
Severance and Retirement Costs	1,220	—	3,979	—
Consulting Fees	—	—	496	—
Natural Disaster Costs	—	398	—	398
Adjusted Consolidated EBITDA	$17,112	$14,130	$54,786	$51,201
Revenue	$60,140	$61,054	$185,336	$193,063

Adjusted Consolidated EBITDA Margin	28.5%	23.1%	29.6%	26.5%

Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three and nine months ended September 30, 2016 and 2017 (in thousands):

Funeral Field EBITDA	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2016	2017	2016	2017
Gross Profit (GAAP)	$13,786	$12,570	$45,142	$45,951
Depreciation & Amortization	2,238	2,431	6,454	7,329
Regional & Unallocated Costs	2,177	3,061	6,810	7,881
Funeral Financial EBITDA	(1,876)	(1,705)	(5,994)	(5,535)
Funeral Field EBITDA	$16,325	$16,357	$52,412	$55,626

Cemetery Field EBITDA	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2016	2017	2016	2017
Gross Profit (GAAP)	$4,442	$2,910	$13,196	$11,288
Depreciation & Amortization	1,214	1,170	3,905	3,390
Regional & Unallocated Costs	606	876	1,737	1,964
Cemetery Financial EBITDA	(2,441)	(2,107)	(6,764)	(6,612)
Cemetery Field EBITDA	$3,821	$2,849	$12,074	$10,030

Total Field EBITDA	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2016	2017	2016	2017
Funeral Field EBITDA	$16,325	$16,357	$52,412	$55,626
Cemetery Field EBITDA	3,821	2,849	12,074	10,030
Funeral Financial EBITDA	1,876	1,705	5,994	5,535
Cemetery Financial EBITDA	2,441	2,107	6,764	6,612
Total Field EBITDA	$24,463	$23,018	$77,244	$77,803
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and nine months ended September 30, 2016 and 2017:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2016	2017	2016	2017
GAAP Basic Earnings Per Share	$0.34	$0.18	$0.93	$0.87
Special Items Affecting Net Income	0.11	0.08	0.38	0.21
Adjusted Basic Earnings Per Share	$0.45	$0.26	$1.31	$1.08
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and nine months ended September 30, 2016 and 2017:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2016	2017	2016	2017
GAAP Diluted Earnings Per Share	$0.33	$0.17	$0.91	$0.81
Special Items Affecting Net Income	0.10	0.08	0.37	0.19
Adjusted Diluted Earnings Per Share	$0.43	$0.25	$1.28	$1.00

On page five of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending September 30, 2018 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time.  The following four reconciliations are presented at the midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated Rolling Four Quarters ending September 30, 2018 (in thousands):

Rolling Four Quarter Outlook
September 30, 2018E
Net Income	$25,700
Total Tax Provision	17,000
Pretax Income	$42,700
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	17,800
Depreciation & Amortization, including Non-cash Stock Compensation	20,000
Consolidated EBITDA	$80,500
Adjusted for Special Items	—
Adjusted Consolidated EBITDA	$80,500
Reconciliation of Net Income to Adjusted Net Income for the estimated Rolling Four Quarters ending September 30, 2018 (in thousands):

Rolling Four Quarter Outlook
September 30, 2018E
Net Income	$25,700
Special Items	4,800
Adjusted Net Income	$30,500
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the estimated Rolling Four Quarters ending September 30, 2018:

Rolling Four Quarter Outlook
September 30, 2018E
GAAP Basic Earnings Per Share	$1.57
Special Items Affecting Net Income	0.30
Adjusted Basic Earnings Per Share	$1.87
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated Rolling Four Quarters ending September 30, 2018:

Rolling Four Quarter Outlook
September 30, 2018E
GAAP Diluted Earnings Per Share	$1.47
Special Items Affecting Net Income	0.28
Adjusted Diluted Earnings Per Share	$1.75

Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2012 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2012 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2017 (in thousands):

	For the Three Months Ended September 30, 2016		For the Nine Months Ended September 30, 2016

	Revenue	EBITDA	Revenue	EBITDA
2012 Acquired Portfolio	$3,740	$1,492	$11,583	$4,711

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.